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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                E-CENTIVES, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

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
                  DELAWARE                                          52-1988332
                  --------                                          ----------
          (State of Incorporation                                  (IRS Employer
              or Organization)                                Identification Number)


     6903 ROCKLEDGE, DRIVE, SUITE 1200
             BETHESDA, MARYLAND                                       20817
             ------------------                                       -----
  (Address of Principal Executive Offices)                          (Zip Code)


If this form relates to the                                If this form relates to the
registration of a class of securities                      registration of a class of
pursuant to Section 12(b) of the                           securities pursuant to
Exchange Act and is effective                              Section 12(g) of the Exchange
pursuant to General                                        Act and is effective pursuant to
Instruction A.(c), please check the                        General Instruction A.(d), please
following box. [ ]                                         check the following box. [X]

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
Securities Act registration statement file number to which this form relates: 333-42574
                                                                              ---------------
                                                                              (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

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
             Title of Each Class                  Name of Each Exchange on Which
             to be so Registered                  Each Class is to be Registered
             -------------------                  ------------------------------
                    NONE

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Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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                                (Title of class)


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The description of the common stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's common stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-42574), as filed with the Securities and Exchange Commission on July 28, 2000, any amendments to such Registration Statement filed subsequently thereto (the "Form S-1") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

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
ITEM 2.    EXHIBITS.
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
The following exhibits are filed as part of this Registration Statement:

1. Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed after the closing of the offering described in the Registrant's Registration Statement.*

2.    Certificate of Incorporation of the Registrant.*

3. Form of Certificate of Elimination to Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock of the Registrant to be filed after the closing of the offering described in the Registrant's Registration Statement.*

4.    Amended and Restated Bylaws of the Registrant.*

5.    Form of Common Stock certificate of the Registrant.*

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-42574).
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                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        E-CENTIVES, INC.



Date:  September 18, 2000               By:   /s/ Kamran Amjadi
                                           ---------------------------------
                                                  Kamran Amjadi
                                           Chairman and Chief Executive Officer